Exhibit 99.1

OptimizeRx Sponsors WOMEN at HLTH Program at the 2019 HLTH Conference

ROCHESTER, Mich. – October 21, 2019 – OptimizeRx Corp. (Nasdaq: OPRX), a leading platform for digital health messaging in the pharmaceutical industry, is sponsoring the WOMEN at HLTH program at HLTH 2019, the nation’s largest conference focused on health innovation. The conference is being held on October 27-30, 2019 at the MGM Grand in Las Vegas.

HLTH is a one-of-a-kind ecosystem event for the health industry, bringing together more than 5,000 senior leaders to address the most pressing problems facing healthcare today. The event attracts senior leaders from payers, providers, employers, investors, fast-growing startups, pharma, policymakers and innovation centers, who together are looking to actualize the most promising solutions.

WOMEN at HLTH is a series of activities at HLTH focused on advancing and empowering women. The events will feature organizations implementing strategies and experiencing successes in advancing women into executive roles across the health ecosystem.

“We are proud to sponsor WOMEN at HLTH Program and support HLTH that brings together key industry stakeholders to discover new ways to effectively use digital health to achieve better patient outcomes,” commented OptimizeRx president, Miriam Paramore. “Our digital health platform provides unprecedented transparency into medication-related patient behavior, along with access to patient-provider-pharma-payer communication ‘across the continuum.’ It allows pharmaceutical companies, healthcare providers and payers alike to address medication affordability and adherence issues faster and more effectively.”

OptimizeRx recently announced the acquisition of the digital therapeutics SaaS provider, RMDY Health, as well as an exclusive three-year partnership with NewCrop, a provider of integrated electronic prescribing software.

OptimizeRx will participate in the HLTH Hosted Buyer Program, where they will be matched with buyers and influencers in introductory meetings. Dr. Amir Kishon, RMDY Health co-founder and CEO, and Serge Loncar, head of patient engagement services at OptimizeRx, are scheduled to participate in the introductory meetings.

For more information on OptimizeRx, its products or other news, visit www.optimizerx.com.

About HLTH
HLTH is the leading event for innovation in the health industry. It’s an unprecedented, large-scale forum for individuals, companies, and policymakers who are reshaping the health industry to learn, collaborate and evolve. The event is unique in bringing together all key stakeholders, ranging from established payers, providers, employers, and pharma services to disruptive startups and prolific investors, as well as representatives from government, academia, health associations and business groups, media, and industry analysts. By leading the development of a new dialogue and ecosystem, HLTH’s mission is to drive substantial reductions in health costs and dramatic increases in health quality. HLTH takes place on October 27-30, 2019 at the MGM Grand’s brand new conference facility. For more information, visit hlth.com.

About OptimizeRx

OptimizeRx® (Nasdaq: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow.

The cloud-based solution supports patient adherence to medications with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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